As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SMART FOR LIFE, INC.

(Exact name of registrant as specified in its charter)

Nevada	2833	81-5360128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

990 S Rogers Circle, Suite 3

Boca Raton, Florida 33487

(786) 749-1221

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alfonso J. Cervantes, Jr.

Executive Chairman

990 S Rogers Circle, Suite 3

Boca Raton, Florida 33487

(786) 749-1221

Copies to:
Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 15, 2023

1,819,777 Shares

Common Stock

This prospectus relates to 1,819,777 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus upon the exercise of warrants to purchase common stock.

We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders, but we may receive funds from the exercise of the warrants held by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SMFL.” On December 13, 2023, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.791. There is no public market for the warrants.

The selling stockholders may offer and sell the common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for information about the factors you should consider before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2023

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Documents Incorporated by Reference,” before deciding to invest in our securities.

You should rely only on the information that we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Unless otherwise indicated, information in this prospectus or incorporated by reference in this prospectus concerning economic conditions, our industries and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. This information involves a number of assumptions, estimates and limitations. The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus or incorporated by reference in this prospectus were prepared on our behalf. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our businesses. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and the documents and reports incorporated by reference into this prospectus before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus and incorporated by reference into this prospectus, and the historical financial statements and the notes thereto incorporated by reference into this prospectus. You should pay special attention to the information contained under the caption titled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus, before deciding to buy our securities.

Unless otherwise indicated by the context, reference in this prospectus to “we,” “us,” “our,” “our company” and similar references are to the combined business of Smart for Life, Inc. and its consolidated subsidiaries.

Our Company

Overview

We are engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health and wellness. Structured as a global holding company, we are executing a buy-and-build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in revenues by the fourth quarter of 2026. To drive growth and earnings, we are developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels.

Our company was incorporated in the State of Delaware on February 2, 2017. On April 10, 2023, we converted to a Nevada corporation.

On March 8, 2018, we acquired 51% of Millenium Natural Manufacturing Corp. and Millenium Natural Health Products Inc. On October 8, 2019, we entered into an agreement to acquire the remaining 49% of these companies, which was completed on October 8, 2019. On September 30, 2020, we changed the name of Millenium Natural Manufacturing Corp. to Bonne Sante Natural Manufacturing, Inc., or BSNM, and on November 24, 2020, we merged Millenium Natural Health Products Inc. into BSNM to better reflect our vertical integration. BSNM is a nutraceutical contract manufacturer.

On July 1, 2021, we acquired all of the issued and outstanding equity interests of Doctors Scientific Organica, LLC d/b/a Smart for Life, Oyster Management Services, L.L.C. (formerly Oyster Management Services, Ltd.), Lawee Enterprises, L.L.C. and U.S. Medical Care Holdings, L.L.C. On May 19, 2022, we acquired Lavi Enterprises, LLC, an affiliate of these companies. We collectively refer to Doctors Scientific Organica, LLC and the foregoing consolidated subsidiaries as DSO. DSO manufactures, sells and owns the Smart for Life brand of natural health and wellness meal replacement products.

On December 6, 2021, we acquired all of the issued and outstanding capital stock of GSP Nutrition Inc., or GSP. GSP is a sports nutrition company. It offers nutritional supplements for athletes and active lifestyle consumers through a variety of wellness solutions and delivery methods, with its initial line of nutritional products being marketed under the Sports Illustrated Nutrition brand.

On July 29, 2022, we acquired all of the issued and outstanding equity interests of Ceautamed Worldwide LLC and its wholly-owned subsidiaries Wellness Watchers Global, LLC and Greens First Female LLC, which we collectively refer to as Ceautamed. Ceautamed owns the Greens First line of branded products which have been specifically marketed to the healthcare provider sector.

We also operate a network platform in the affiliate marketing space. Affiliate marketing is an advertising model in which a product vendor compensates third-party digital marketers to generate traffic or leads for the product vendor’s products and services. The third-party digital marketers are referred to as affiliates, and the commission fee incentivizes them to find ways to promote the products being sold by the product vendor. We operate this business through Nexus Offers, Inc., or Nexus, which we acquired on November 8, 2021.

Recent Developments

On May 5, 2023, we issued a warrant for the purchase of 31,178 shares of common stock at an exercise price of $27.72 per share to an accredited investor. On May 19, 2023, we issued an additional warrant for the purchase of 64,988 shares of common stock at an exercise price of $23.31 per share to the same accredited investor. In addition, on May 31, 2023, we issued warrants for the purchase of an aggregate of 780,835 shares of common stock at an exercise price of $19.53 per share to certain accredited investors. We collectively refer to these warrants as the Existing Warrants.

On November 30, 2023, we entered into warrant solicitation inducement letters with the foregoing holders of the Existing Warrants, pursuant to which the holders agreed to exercise the Existing Warrants for cash at a reduced exercise price of $1.77 per share, or for gross proceeds of $1,552,292 in the aggregate. In consideration for the immediate exercise of the Existing Warrants for cash, we agreed to issue to the holders new warrants for the purchase of an aggregate of 1,754,002 shares of common stock, or the New Warrants. The closing of this transaction was completed on December 4, 2023.

The New Warrants are exercisable for a period of 5.5 years at an initial exercise price of $1.52 per share and may be exercised on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares issuable upon exercise of the New Warrants. The exercise price is subject to customary adjustments in the event of stock splits, stock dividends, stock combinations and similar recapitalization transactions. The New Warrants also contain a beneficial ownership limitation which provides that we shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a New Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares issuable upon the exercise; provided that the limitation for one holder is 9.99%. This limitation may be waived (up to a maximum of 9.99%) by a holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to us.

H.C. Wainwright & Co., LLC acted as warrant inducement agent and financial advisor in connection with the transaction and received a cash fee equal to 7.5% of the gross proceeds, a management fee equal to 1% of the gross proceeds and reimbursement of certain expenses. In addition, we issued to certain designees of H.C. Wainwright & Co., LLC warrants to purchase 65,775 shares of common stock at an exercise price of $2.2125 per share, or the Agent Warrants, which such Agent Warrants have the same terms of the New Warrants (other than the exercise price).

The registration statement of which this prospectus forms a part registers the shares of common stock underlying the New Warrants and the Agent Warrants.

Reverse Stock Splits

On April 24, 2023, we completed a 1-for-50 reverse stock split of our outstanding shares of common stock. On August 2, 2023, we completed a 1-for-3 reverse stock split of our authorized and outstanding shares of common stock. On October 27, 2023, we completed a 1-for-3 reverse stock split of our authorized and outstanding shares of common stock. Accordingly, except as otherwise indicated, all share and per share information contained in this prospectus has been restated to retroactively show the effect of these reverse stock splits.

The reverse stock splits were reflected in our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023 and 2022. The following table presents selected share information reflecting the reverse stock splits for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021
Weighted Average Shares Outstanding - pre-split	30,762,944	13,937,500
Weighted Average Shares Outstanding - post-split	81,729	30,973

Basic and diluted net loss per share attributable to common stockholders - pre-split	$(0.99)	$(0.61)
Basic and diluted net loss per share attributable to common stockholders - post-split	$(374.15)	$(262.19)

Corporate Information

Our principal executive offices are located at 990 S Rogers Circle, Suite 3, Boca Raton, Florida 33487, and our telephone number is (786) 749-1221. We maintain a website at www.smartforlifecorp.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

The Offering

Common stock offered by selling stockholders:	This prospectus relates to 1,819,777 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus upon the exercise of warrants to purchase common stock.

Common stock outstanding(1):	1,831,453 shares.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders, but we may receive funds from the exercise of the warrants held by the selling stockholders. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4.

Trading market and symbol:	Our common stock is listed on the Nasdaq Capital Market under the symbol “SMFL.”

(1)	The number of shares outstanding excludes the following:

●	291,524 shares of common stock issuable upon conversion of 26,239 shares of our series B preferred stock;

●	303,679 shares of common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $5.59 per share;

●	31,260 additional shares of common stock that are reserved for issuance under our equity incentive plans; and

●	1,866,527 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.03 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. We may, however, receive up to approximately $2.8 million from the exercise of warrants held by selling stockholders. We will retain broad discretion over the use of the net proceeds to us. We currently expect to use the net proceeds that we receive from the exercise of warrants for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon exercise of the warrants. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those shares of common stock issuable to the selling stockholders upon the exercise of warrants. We are registering the shares in order to permit the selling stockholders to offer the shares for resale from time to time.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of our common stock by each of the selling stockholders. The second column lists the number of shares beneficially owned by each selling stockholder. The third column lists the number of shares being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Applicable percentage ownership is based on 1,831,453 shares of common stock outstanding as of December 13, 2023. For purposes of computing percentage ownership after this offering, we have assumed that all warrants held by the selling stockholders will be converted to common stock and sold in this offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of December 13, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Notwithstanding the foregoing, certain warrants held by certain selling stockholders contain ownership limitations, such that the we shall not effect any exercise of such warrants to the extent that after giving effect to the issuance of common stock upon exercise thereof, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares outstanding immediately after giving effect to the issuance of such common stock, which such limitation may be waived by us upon no fewer than 61 days’ prior notice; provided that the limitation for some warrants is 9.99% Therefore, if a selling stockholder subject to these limitations would beneficially own in excess of such limitation, we have reduced the applicable percentage to 4.99% or 9.99%, as applicable.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Common Stock Beneficially Owned Prior to this Offering		Number of Shares Being	Common Stock Beneficially Owned After this Offering
Name of Beneficial Owner	Shares	%	Offered	Shares	%
Anson East Master Fund LP(1)	161,897	4.99%	107,932	53,965	2.86%
Anson Investments Master Fund LP(2)	485,688	8.12%	323,792	161,896	8.12%
Armistice Capital, LLC(3)	192,332	4.99%	192,332	0	*
District 2 Capital Fund LP(4)	446,360	4.99%	445,410	950	*
Ionic Ventures, LLC(5)	397,629	9.99%	357,126	40,503	2.16%
Sabby Volatility Warrant Master Fund, Ltd.(6)	327,410	4.99%	327,410	0	*
Charles Worthman(7)(11)	1,000	*	658	342	*
Craig Schwabe(8)(11)	3,374	*	2,220	1,154	*
Michael Vasinkevich(9)(11)	64,081	3.38%	42,178	21,903	1.18%
Noam Rubinstein(10)(11)	31,479	1.69%	20,719	10,760	*

*	Less than 1%

(1)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $1.52 per share (subject to adjustments). Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP, hold voting and dispositive power over the shares held by Anson East Master Fund LP. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(2)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $1.52 per share (subject to adjustments). Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the shares held by Anson Investments Master Fund LP. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(3)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $1.52 per share (subject to adjustments). The warrants are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company, or the Master Fund, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(4)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $1.52 per share (subject to adjustments). Michael Bigger is the Managing Member of District 2 GP LLC, the General Partner of District 2 Capital Fund LP, and has voting and dispositive power over the shares held by it. Mr. Bigger disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $1.52 per share (subject to adjustments) and the number of shares held after this offering includes 667 shares of common stock issuable upon the exercise of series A warrants issued in our initial public offering at an exercise price of $3,150 per share (subject to adjustments). Brendan O’Neil and Keith Coulston are the principals of Ionic Ventures, LLC and hold voting and dispositive power over the shares held by it. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(6)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $152 per share (subject to adjustments). Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(7)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $2.2125 per share (subject to adjustments) and the number of shares held after this offering represents 49 shares of common stock issuable upon the exercise of warrants at an exercise price of $30.4875 per share (subject to adjustments) and 293 shares of common stock issuable upon the exercise of warrants at an exercise price of $14.625 per share (subject to adjustments).

(8)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $2.2125 per share (subject to adjustments) and the number of shares held after this offering represents 989 shares of common stock issuable upon the exercise of warrants at an exercise price of $30.4875 per share (subject to adjustments) and 989 shares of common stock issuable upon the exercise of warrants at an exercise price of $14.625 per share (subject to adjustments).

(9)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $2.2125 per share (subject to adjustments) and the number of shares held after this offering represents 3,126 shares of common stock issuable upon the exercise of warrants at an exercise price of $30.4875 per share (subject to adjustments) and 18,777 shares of common stock issuable upon the exercise of warrants at an exercise price of $14.625 per share (subject to adjustments).

(10)	The number of shares being offered represents shares of common stock issuable upon the exercise of warrants at an exercise price of $2.2125 per share (subject to adjustments) and the number of shares held after this offering represents 1,536 shares of common stock issuable upon the exercise of warrants at an exercise price of $30.4875 per share (subject to adjustments) and 9,224 shares of common stock issuable upon the exercise of warrants at an exercise price of $14.625 per share (subject to adjustments).

(11)	Each of these selling stockholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer and has a registered address of c/o H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares beneficially owned consists of shares of common stock issuable upon exercise of placement agent warrants, which were received as compensation. The selling stockholder acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sherman & Howard L.L.C.

EXPERTS

Daszkal Bolton, LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021 as set forth in their report. The report of Daszkal Bolton, LLP contains an explanatory paragraph about our company’s ability to continue as a going concern which is incorporated by reference in this prospectus in reliance on Daszkal Bolton, LLP’s report, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us or our securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC at www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.smartforlifecorp.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 22, 2023, August 23, 2023 and November 20, 2023, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2023, January 13, 2023, January 26, 2023, March 9, 2023, March 17, 2023, April 6, 2023, April 13, 2023, April 28, 2023, May 5, 2023, May 9, 2023, May 23, 2023, May 30, 2023, June 8, 2023, August 8, 2023, November 2, 2023, December 6, 2023 and December 8, 2023;

●	our Definitive Proxy Statement on Schedule 14A filed on February 6, 2023; and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, including any amendment or report filed for the purpose of updating such description.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

Smart for Life, Inc.

990 S Rogers Circle, Suite 3

Boca Raton, FL 33487

Attn: Secretary

(786) 749-1221

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth estimated fees and expenses (except in the case of the SEC registration fee) in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee	$216.76
Accounting fees and expenses	10,000.00
Legal fees and expenses	15,000.00
Transfer agent fees and expenses	5,000.00
Filing and related fees and expenses	5,000.00
Miscellaneous fees and expenses	1,000.24
Total	$36,217.00

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified. The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct. Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

To the maximum extent permitted by law, our articles of incorporation and bylaws eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director.

We have entered or intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We also have insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities, which were not registered under the Securities Act.

On December 18, 2020, we entered into a future equity agreement with Peah Capital, LLC, pursuant to which we agreed to issue to Peah Capital, LLC concurrent with the closing of our initial public offering a number of shares of our common stock equal to 75% of all funds loaned to us by it divided by the initial public offering price. On February 18, 2022, we issued 559 shares of common stock to Peah Capital, LLC.

On February 25, 2021, we issued a convertible promissory note in the principal amount of $500,000 to East West Capital LLC. This note automatically converted into 511 shares of common stock concurrent with the closing of our initial public offering on February 18, 2022.

On May 10, 2021, we issued a convertible promissory note in the principal amount of $73,727.01 to Bevilacqua PLLC, our outside securities counsel. On April 8, 2022, this note was converted into 163 shares of common stock.

On July 1, 2021, we issued a convertible promissory note in the principal amount of $3,000,000 to Sasson E. Moulavi in connection with the acquisition of DSO. This note automatically converted into 1,385 shares of common stock concurrent with the closing of our initial public offering on February 18, 2022.

On July 1, 2021, we completed a private placement in which we sold an aggregate of 6,000 shares of series A convertible preferred stock and warrants for the purchase of an aggregate of 20,000 shares of common stock to certain investors for gross proceeds of $6,000,000. On August 18, 2021, we completed an additional closing of this private placement in which we sold 2,000 shares of series A convertible preferred stock and warrants for the purchase of 6,667 shares of common stock for gross proceeds of $2,000,000.

On July 1, 2021, we issued warrants for the purchase of an aggregate of 2,396 shares of common stock to Dawson James Securities, Inc. and its designees as partial compensation for services rendered in connection with the private placement of series A convertible preferred stock and loan from Diamond Creek Capital, LLC that were completed on July 1, 2021. These warrants are exercisable for a period of five years at an exercise price of $300.015 per share, subject to standard adjustments for stock splits, stock combinations, stock dividends, reclassifications, mergers, consolidations, reorganizations and similar transactions, and may be exercised on a cashless basis.

On November 5, 2021, we issued warrants for the purchase of 80 shares of common stock to Dawson James Securities, Inc. and its designees as partial compensation for services rendered in connection with the foregoing private placement. Half of these shares were subsequently forfeited by Dawson James Securities, Inc. These warrants are exercisable for a period of five years at an exercise price of $1,125 per share, subject to standard adjustments for stock splits, stock combinations, stock dividends, reclassifications, mergers, consolidations, reorganizations and similar transactions, and may be exercised on a cashless basis.

On November 8, 2021, we issued a convertible promissory note in the principal amount of $1,900,000 to Justin Francisco and Steven Rubert in connection with the acquisition of Nexus. This note automatically converted into 859 shares of common stock concurrent with the closing of our initial public offering on February 18, 2022.

On December 6, 2021, we issued 95 shares of our common stock to the stockholders of GSP in connection with the acquisition of GSP. In connection with this acquisition, we also issued 33 shares of common stock to certain vendors of GSP who agreed to settle accounts payable owed to them into our common stock.

In December 2021 and January 2022, we entered into note and warrant purchase agreements with certain investors, pursuant to which we sold to such investors (i) original issue discount secured subordinated promissory notes in the aggregate principal amount of $705,882 and (ii) warrants for the purchase of 267 shares of our common stock.

From May 2017 to December 31, 2021, we entered into future equity agreements with over fifty lenders, pursuant to which we agreed to issue to such lenders concurrent with the closing of our initial public offering a number of shares of our common stock equal to the principal amount loaned to us divided by the initial public offering price. On February 18, 2022, we issued 4,285 shares of common stock to such lenders.

Upon closing of our initial public offering on February 18, 2022, we issued 95 additional shares of common stock to the stockholders of GSP and 33 additional shares of common stock to certain vendors of GSP in accordance with the terms of the contribution and exchange agreement described above.

Upon closing of our initial public offering on February 18, 2022, we issued an aggregate of 4,820 shares of common stock to various lenders pursuant to future equity agreements which required us to issue shares of common stock upon closing of the initial public offering.

In February and March 2022, we issued an aggregate of 23,333 shares of common stock upon the conversion of 7,000 shares of series A convertible preferred stock.

On June 9, 2022, we issued 435 shares of common stock to a director upon a cashless exercise of a stock option.

On October 17, 2022, we issued 334 shares of common stock to a service provider.

On December 8, 2022, we issued an aggregate of 2,851 shares of common stock and prefunded warrants to purchase an aggregate of 3,499 shares of common stock to certain accredited investors for an aggregate purchase price of $1,000,000.

On April 17, 2023, we issued 556 shares of common stock as compensation for amending the license agreement associated with Sports Illustrated Nutrition.

On May 4, 2023, we issued 3,334 shares of common stock upon the conversion of 1,000 shares of series A preferred stock.

On May 5, 2023, we issued a warrant to purchase 31,178 shares of common stock at an exercise price of $27.72 per share to an institutional investor. We also issued to H.C. Wainwright & Co., LLC, or HCW, the placement agent, a warrant to purchase 2,339 shares of common stock at an exercise price of $36.05625 per share.

On May 19, 2023, we issued a warrant to purchase 64,988 shares of common stock at an exercise price of $23.31 per share to an institutional investor. We also issued to HCW, the placement agent, and its designees warrants to purchase 4,876 shares of common stock at an exercise price of $30.4875 per share.

On May 24, 2023, we issued 556 shares of common stock to a note holder as compensation for amending the note.

In May 2023, we issued 34,001 shares of series B preferred stock as settlement of debt, accrued interest, accrued compensation, and accrued board fees for a total value of $7,488,877.

In June 2023, we issued 817 shares of series B preferred stock as settlement of accrued interest totaling $182,153.

Following the reverse stock split on August 2, 2023, we issued 4,962 shares of common stock related to the rounding of fractional shares.

On August 29, 2023, we issued 15,083 shares of common stock to a note holder as compensation for amending the note.

During the nine months ended September 30, 2023, we issued 429,214 shares of common stock upon exercise of warrants.

On October 18, 2023, we issued 29,130 shares of common stock upon the cashless exercise of warrants.

On October 23, 2023, we issued an aggregate of 95,234 shares of common stock upon the conversion of an aggregate of 8,579 shares of series B preferred stock.

Following the reverse stock split on October 27, 2023, we issued 19,071 shares of common stock related to the rounding of fractional shares.

On October 30, 2023, we issued 21,631 shares of common stock upon the cashless exercise of warrants.

On November 30, 2023, we issued an aggregate of 35,000 shares of common stock to consultants as compensation for services.

On December 4, 2023, we issued 80,850 shares of common stock as settlement of accrued dividends on our series A convertible preferred stock.

On December 4, 2023, we issued 877,001 shares of common stock upon the exercise of warrants.

On December 4, 2023, we issued warrants to purchase 1,754,002 shares of common stock at an exercise price of $1.77 per share to certain investors. We also issued to certain designees of HCW, the placement agent, warrants to purchase 65,775 shares of common stock at an exercise price of $2.2125 per share.

On December 6, 2023, we issued 41,936 shares of common stock as settlement of accrued dividends on our series A convertible preferred stock.

No underwriters were involved in these issuances. We believe that each of the above issuances was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation of Smart for Life, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 13, 2023)

3.2	Certificate of Amendment to Articles of Incorporation of Smart for Life, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 28, 2023)

3.3	Certificate of Change of Articles of Incorporation of Smart for Life, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 8, 2023)

3.4	Certificate of Change of Articles of Incorporation of Smart for Life, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 2, 2023)

3.5	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 30, 2023)

3.6	Bylaws of Smart for Life, Inc. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on April 13, 2023)

4.1	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Anson East Master Fund LP on December 4, 2023

4.2	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Anson Investments Master Fund LP on December 4, 2023

4.3	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Armistice Capital Master Fund Ltd. on December 4, 2023

4.4	Common Stock Purchase Warrant issued by Smart for Life, Inc. to District 2 Capital Fund on December 4, 2023

4.5	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Ionic Ventures, LLC on December 4, 2023

4.6	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Sabby Volatility Warrant Master Fund, Ltd. on December 4, 2023

4.7	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Charles Worthman on December 4, 2023

4.8	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Craig Schwabe on December 4, 2023

4.9	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Michael Vasinkevich on December 4, 2023

4.10	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Noam Rubinstein on December 4, 2023

4.11	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Charles Worthman on May 31, 2023 (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.12	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Craig Schwabe on May 31, 2023 (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.13	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Michael Vasinkevich on May 31, 2023 (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.14	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Noam Rubinstein on May 31, 2023 (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.15	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Charles Worthman on May 19, 2023 (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.16	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Craig Schwabe on May 19, 2023 (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.17	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Michael Vasinkevich on May 19, 2023 (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.18	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to Noam Rubinstein on May 19, 2023 (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed on June 5, 2023)

4.19	Placement Agent Common Stock Purchase Warrant issued by Smart for Life, Inc. to H.C. Wainwright & Co., LLC on May 5, 2023 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed on May 5, 2023)

4.20	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on December 8, 2022 (incorporated by reference to Exhibit 4.21 to the Current Report on Form 8-K filed on December 9, 2022)

4.21	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on December 8, 2022 (incorporated by reference to Exhibit 4.22 to the Current Report on Form 8-K filed on December 9, 2022)

4.22	Common Stock Purchase Warrant issued by Smart for Life, Inc. to Robert D. Keyser, Jr. on December 8, 2022 (incorporated by reference to Exhibit 4.23 to the Current Report on Form 8-K filed on December 9, 2022)

4.23	Common Stock Purchase Warrant issued by Smart for Life, Inc. to James Hopkins on December 8, 2022 (incorporated by reference to Exhibit 4.24 to the Current Report on Form 8-K filed on December 9, 2022)

4.24	Warrant Agent Agreement, dated February 16, 2022, between Smart for Life, Inc. and VStock Transfer, LLC and Forms of Warrants (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 23, 2022)

4.25	Warrant issued by Smart for Life, Inc. to Joseph Xiras on January 13, 2022 (incorporated by reference to Exhibit 4.21 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)

4.26	Warrant issued by Smart for Life, Inc. to Leonite Fund I, LP on January 13, 2022 (incorporated by reference to Exhibit 4.22 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)

4.27	Warrant issued by Smart for Life, Inc. to Laurie Rosenthal on January 7, 2022 (incorporated by reference to Exhibit 4.20 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)

4.28	Warrant issued by Smart for Life, Inc. to Robert Rein on January 3, 2022 (incorporated by reference to Exhibit 4.19 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)

4.29	Warrant issued by Smart for Life, Inc. to Thomas L Calkins II and Diane M Calkins JTIC on December 27, 2021 (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)

4.30	Warrant issued by Smart for Life, Inc. to Ryan Hazel on December 23, 2021 (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to Registration Statement on Form S-1/A filed on January 21, 2022)

4.31	Amended and Restated Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on February 1, 2022 (incorporated by reference to Exhibit 4.25 to Amendment No. 3 to Registration Statement on Form S-1/A filed on February 2, 2022)

4.32	Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on July 1, 2021 (incorporated by reference to Exhibit 4.23 to Amendment No. 3 to Registration Statement on Form S-1/A filed on February 2, 2022)

4.33	Warrant issued by Smart for Life, Inc. to Dawson James Securities, Inc. on July 1, 2021 (incorporated by reference to Exhibit 4.24 to Amendment No. 3 to Registration Statement on Form S-1/A filed on February 2, 2022)

5.1	Opinion of Sherman & Howard L.L.C. as to the legality of the common stock

10.1+	License Agreement, dated January 1, 2020, between ABG-SI, LLC and GSP Nutrition Inc. (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.2+	Amendment No. 1 to License Agreement, dated June 1, 2020, between ABG-SI, LLC and GSP Nutrition Inc. (incorporated by reference to Exhibit 10.50 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.3+	Amendment No. 2 to License Agreement, dated August 1, 2021, between ABG-SI, LLC and GSP Nutrition Inc. (incorporated by reference to Exhibit 10.51 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.4+	Amendment No. 3 to License Agreement, dated April 7, 2023, between ABG-SI, LLC, GSP Nutrition Inc. and Smart for Life, Inc.

10.5	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RMB Industries, Inc. on July 29, 2022 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on August 4, 2022)

10.6	Letter Agreement, dated August 9, 2023, between Smart for Life, Inc. and RMB Industries, Inc.

10.7	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RTB Childrens Trust on July 29, 2022 (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on August 4, 2022)

10.8	Letter Agreement, dated August 9, 2023, between Smart for Life, Inc. and RTB Childrens Trust

10.9	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to D&D Hayes, LLC on July 29, 2022 (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on August 4, 2022)

10.10	Letter Agreement, dated August 9, 2023, between Smart for Life, Inc. and D&D Hayes, LLC

10.11	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RMB Industries, Inc. on July 29, 2022 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on August 4, 2022)

10.12	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and RMB Industries, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 2, 2022)

10.13	Letter Agreement, dated April 1, 2023, between Smart for Life, Inc. and RMB Industries, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 6, 2023)

10.14	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to D&D Hayes, LLC on July 29, 2022 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on August 4, 2022)

10.15	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and D&D Hayes, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on December 2, 2022)

10.16	Letter Agreement, dated April 1, 2023, between Smart for Life, Inc. and D&D Hayes, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on April 6, 2023)

10.17	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Bactolac Pharmaceuticals, Inc. on July 29, 2022 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on August 4, 2022)

10.18	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Stuart Benson on July 29, 2022 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on August 4, 2022)

10.19	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and Stuart Benson (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on December 2, 2022)

10.20	Letter Agreement, dated April 1, 2023, between Smart for Life, Inc. and Stuart Benson (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on April 6, 2023)

10.21	6% Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Sasson E. Moulavi on May 26, 2023 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on May 30, 2023)

10.22	Original Issue Discount Secured Subordinated Note issued by Smart for Life, Inc. to Joseph X. Xiras on July 29, 2022 (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on August 4, 2022)

10.23	Letter Agreement, dated May 24, 2023, between Smart for Life, Inc. and Joseph X. Xiras

10.24	Forbearance Agreement, dated August 29, 2023, among Smart for Life, Inc. Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC, Nexus Offers Inc., GSP Nutrition, Inc., Ceautamed Worldwide, LLC Joseph X. Xiras

10.25	Form of Debenture relating to 2022 private placement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 5, 2022)

10.26	Loan Agreement, dated July 1, 2021, among Smart for Life, Inc., Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC and Diamond Creek Capital, LLC (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.27	First Amendment to Loan Agreement, dated June 29, 2022, among Smart for Life, Inc., Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC and Diamond Creek Capital, LLC (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K filed on March 31, 2023)

10.28	Second Amendment to Loan Agreement, dated December 29, 2022, among Smart for Life, Inc., Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC and Diamond Creek Capital, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 5, 2023)

10.29	Third Amendment to Loan Agreement, dated April 20, 2023, among Smart for Life, Inc., Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC and Diamond Creek Capital, LLC

10.30	Fourth Amendment to Loan Agreement, dated May 22, 2023, among Smart for Life, Inc., Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC and Diamond Creek Capital, LLC

10.31	Term Loan Promissory Note issued by Smart for Life, Inc., Bonne Sante Natural Manufacturing, Inc. and Doctors Scientific Organica, LLC to Diamond Creek Capital, LLC on July 1, 2021 (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.32	Security Agreement, dated July 1, 2021, among Smart for Life, Inc., Bonne Sante Natural Manufacturing, Inc., Doctors Scientific Organica, LLC and Diamond Creek Capital, LLC (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.33	Lease Agreement, dated November 28, 2022, between 990 S Rogers Circle, LLC and Smart for Life, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 2, 2022)

10.34	Business Lease, dated November 20, 2015, between Aqua USA Property Management LLC and Bonne Sante Natural Manufacturing, Inc. (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.35	Commercial Lease, dated September 1, 2018, between Scientific Real Estate Holdings LLC and Doctors Scientific Organica, LLC (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.36	First Amendment to Commercial Lease, dated August 16, 2021, between Scientific Real Estate Holdings LLC and Doctors Scientific Organica, LLC

10.37	Second Amendment to Commercial Lease, dated September 9, 2022, between Soflo 111 Properties, LLC and Doctors Scientific Organica, LLC

10.38	Third Amendment to Commercial Lease, dated May 24, 2023, between Soflo 111 Properties, LLC and Doctors Scientific Organica, LLC

10.39	Memorandum of Agreement of Lease, dated September 30, 2021, between The Linger Corporation and Smart for Life Canada Inc. (incorporated by reference to Exhibit 10.36 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.40†	Employment Agreement, dated July 1, 2020, between Smart for Life, Inc. and Alfonso J. Cervantes (incorporated by reference to Exhibit 10.38 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.41†	Employment Agreement, dated July 1, 2020, between Smart for Life, Inc. and Darren C. Minton (incorporated by reference to Exhibit 10.40 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.42	Form of Independent Director Agreement between Smart for Life, Inc. and each of Robert S. Rein and Roger Conley Wood (incorporated by reference to Exhibit 10.41 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.43	Independent Director Agreement, dated October 17, 2022, between Smart for Life, Inc. and Arthur S. Reynolds (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 21, 2022)

10.44	Form of Indemnification Agreement between Smart for Life, Inc. and each independent director (incorporated by reference to Exhibit 10.42 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.45†	2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.43 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.46†	Form of Stock Option Agreement for 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.44 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.47†	Form of Restricted Stock Award Agreement for 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.45 to the Registration Statement on Form S-1 filed on December 16, 2021)

10.48†	2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.46 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.49†	Amendment No. 1 to 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.42 to the Annual Report on Form 10-K filed on March 31, 2023)

10.50†	Amendment No. 2 to 2022 Equity Incentive Plan

10.51†	Form of Stock Option Agreement for 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.47 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.52†	Form of Restricted Stock Award Agreement for 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.48 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

10.53†	Form of Restricted Stock Unit Award Agreement for 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.49 to Amendment No. 1 to Registration Statement on Form S-1/A filed on January 14, 2022)

21.1	Subsidiaries of Smart for Life, Inc. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on March 31, 2023)

23.1	Consent of Daszkal Bolton LLP

23.2	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

101.INS	XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Exhibit Filing Fees

+	Certain confidential information contained these exhibits has been omitted in accordance with Item 6.01(b)(10) because it is both (i) not material and (ii) is the type that we treat as private or confidential because it would be competitively harmful if publicly disclosed

†	Executive compensation plan or arrangement

(b)	Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on December 15, 2023.

SMART FOR LIFE, INC.

By:	/s/ Darren C. Minton
Darren C. Minton Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darren C. Minton and Alan B. Bergman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Darren C. Minton	Chief Executive Officer and Director (principal executive officer)	December 15, 2023
Darren C. Minton

/s/ Alan B. Bergman	Chief Financial Officer (principal financial and accounting officer)	December 15, 2023
Alan B. Bergman

/s/ Alfonso J. Cervantes, Jr.	Executive Chairman of the Board	December 15, 2023
Alfonso J. Cervantes, Jr.

/s/ Robert S. Rein, Esq.	Director	December 15, 2023
Robert S. Rein, Esq.

/s/ Arthur S. Reynolds	Director	December 15, 2023
Arthur S. Reynolds

/s/ Roger Conley Wood	Director	December 15, 2023
Roger Conley Wood